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                                     [LOGO]
                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

                GUARANTEED MINIMUM WITHDRAWAL BENEFIT PLUS RIDER
                                 (SINGLE LIFE)

This rider is issued as part of the Contract to which it is attached, and is effective on the Rider Effective Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. This rider has no cash surrender value. This rider provides lifetime guaranteed minimum withdrawal benefits with possible Market Increases and a Deferral Bonus to the Payment Base.

DEFINITIONS

Initial capitalized terms that are not defined in this rider shall have the same meaning as those in Your Contract.

     ANNUAL PAYMENT BASE CAP -- The maximum annual percentage that the Payment Base may be increased by due to a Market Increase or Deferral Bonus is [Not Applicable].

     BONUS BASE -- The basis for determining the Deferral Bonus.

     BONUS PERIOD -- The Bonus Period commences on the Rider Effective Date. The Bonus Period ends when the first of the following events occur: (a) [10th] Contract Anniversary from the Rider Effective Date, (b) the Valuation Day that You take Your first Partial Surrender (including Your first Lifetime Benefit Payment or Threshold Payment); or (c) the Valuation Day that You first transfer any Contract Value to Other Account(s) in excess of the Transfer Limit. Once the Bonus Period ends, it cannot be re-started.

     COVERED LIFE -- Any Contract Owner, if a person or, if the Contract Owner is not a natural person, the Annuitant.

     DEFERRAL BONUS -- The sum We will add to Your Payment Base on each Contract Anniversary during the effective Bonus Period when a Market Increase does not occur on such Contract Anniversary.

     LIFETIME BENEFIT PAYMENT -- A Partial Surrender equal to the applicable Withdrawal Percentage multiplied by the Payment Base taken during any Contract Year on or after the Lifetime Income Eligibility Date.

     LIFETIME INCOME ELIGIBILITY DATE -- The Valuation Day when the oldest Covered Life has an attained age of [59 1/2].

     MARKET INCREASE -- A potential increase to Your Payment Base equal to the Contract Value prior to the deduction of the Rider Charge due to market performance. A potential increase to Your Payment Base is determined on each Contract Anniversary commencing on the first Contract Anniversary and ending upon and including the Contract Anniversary immediately following the oldest Covered Life's [90th] birthday.

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     MAXIMUM RIDER ISSUE AGE -- No Covered Life may be [81] years old or older on the Rider Effective Date.

     OTHER ACCOUNT(S) -- Any investment vehicle(s) offered and authorized by Us that We designate by rider from time-to-time. Other Account(s) excludes the Sub-Account(s) and Fixed Account, if applicable.

     PARTIAL SURRENDER -- Any withdrawal of Contract Value which may be subject to charges, if applicable.

     PAYMENT BASE -- The basis for determining the Threshold Payment, Lifetime Benefit Payment, Transfer Limit, and Rider Charge.

     RIDER EFFECTIVE DATE -- The later of the Contract Issue Date or the date that this rider becomes part of Your Contract.

     RIDER MATURITY DATE -- The last to occur of the following: (a) the Valuation Day that We receive Due Proof of Death of the Contract Owner, joint Contract Owner or Annuitant; or (b) Annuity Commencement Date.

     THRESHOLD PAYMENT -- A Partial Surrender equal to [4%] multiplied by the Payment Base taken during any Contract Year prior to the Lifetime Income Eligibility Date.

     TRANSFER LIMIT -- An amount used to determine the change in the Payment Base and Bonus Base, if applicable, following a Transfer to Other Account(s) in any Contract Year.

     WITHDRAWAL PERCENTAGE -- The percentage of Your Payment Base that You may withdraw in the form of a Lifetime Benefit Payment. Your Withdrawal Percentage is set based on the attained age of the oldest Covered Life based on the following schedule:

                  RELEVANT COVERED LIFE'S
                  ATTAINED AGE (AGE BAND)                       WITHDRAWAL PERCENTAGE
---------------------------------------------------------------------------------------
                        [59 1/2 - 64                                      [4%
                         65 - 90+]                                        5%]

     The Withdrawal Percentage will be set at the time of Your first Lifetime Benefit Payment or Partial Surrender based on the attained age of the oldest Covered Life. Your Withdrawal Percentage may increase based on the current attained age of the oldest Covered Life if You have not taken any Partial Surrenders. The Withdrawal Percentage will reset based on the current attained age of the oldest Covered Life provided there is a Market Increase and a new age band has been reached.

PAYMENT BASE

If You elect this rider on the Contract Issue Date, then Your initial Payment Base is equal to Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Payment Base is equal to Your Contract Value as of the Rider Effective Date. Your Payment Base is calculated without deduction for sales charges, if any.

Your Payment Base may be reset each Contract Anniversary commencing on the first Contract Anniversary and ending upon and including the Contract Anniversary immediately following the oldest Covered Life's [90th] birthday. The reset is equal to the greater of (A) or the sum of (B) and (C); subject to a maximum (D) where:

    A =  Market Increase.
    B =  Your current Payment Base.
    C =  The Deferral Bonus, if applicable.
    D = Your Current Payment Base * (1 + Annual Payment Base Cap), if applicable.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
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Your Payment Base may be increased when any of the following events occur:

    a)  Subsequent Premium Payments are made;
    b)  Transfer(s) from Other Account(s) are made; and/or
    c)  Contract Anniversary.

In no event shall Your Payment Base exceed [$5,000,000].

Your Payment Base may be decreased when You take Partial Surrenders or make Transfer(s) into Other Account(s) in accordance with the provisions captioned in the "Partial Surrenders & Transfers" section below.

DEFERRAL BONUS

On each Contract Anniversary during the effective Bonus Period, We may apply a Deferral Bonus to Your Payment Base. The Deferral Bonus will equal [6%] of the Bonus Base, as of the Valuation Day prior to each Contract Anniversary during the effective Bonus Period. The Deferral Bonus percentage will not change during the effective Bonus Period.

If You elect this rider on the Contract Issue Date, then Your initial Bonus Base is Your initial Premium Payment. If You elect this rider after the Contract Issue Date, then Your initial Bonus Base is Your Contract Value as of the Rider Effective Date. Your Bonus Base is calculated without deduction for charges, if any.

Your Bonus Base will be reset on each Contract Anniversary during the effective Bonus Period to equal to the greater of:

    a)  Payment Base when a Market Increase to the Payment Base occurs; or
    b) Your Bonus Base on the Valuation Day prior to each Contract Anniversary during the effective Bonus Period;

Your Bonus Base is increased by the dollar amount of:

    a)  Subsequent Premium Payments; and/or
    b)  Transfer(s) from Other Account(s)

     that are made during the effective Bonus Period.

For cumulative Transfers to Other Account(s) during each Contract Year during the effective Bonus Period that are equal to or less than the Transfer Limit, Your Bonus Base will be reduced on a dollar-for-dollar basis.

For cumulative Transfers to Other Account(s) during each Contract Year during the effective Bonus Period that are greater than the Transfer Limit, such Transfers will cause the Bonus Period to end and the Bonus Base becomes zero.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
                                                                     V0C421.FRM

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LIFETIME BENEFIT PAYMENT

Your Lifetime Benefit Payment is equal to Your applicable Withdrawal Percentage multiplied by Your then current Payment Base.

Your Lifetime Benefit Payment will be set on the later of Your Rider Effective Date or the Lifetime Income Eligibility Date. Your Lifetime Benefit Payment prior to the Rider Maturity Date may thereafter reset based upon any or all of the following events:

    a)  On the Contract Anniversary;
    b) On the birthday where the oldest Covered Life has attained an age that results in a new Age Band;
    c) When a subsequent Premium Payment has been made (provided that such Premium Payment does not cause the Payment Base to exceed [$5,000,000];
    d)  When a Transfer from Other Account(s) has been made;
    e) When a Partial Surrender or a Transfer to Other Account(s) has been made; and/or
    f)  When there is a change in the Covered Life or Spousal Continuation.

If Your Lifetime Benefit Payment on Your most recent Contract Anniversary exceeds Your Annual Withdrawal Amount, if applicable, We will waive applicable Contingent Deferred Sales Charges up to the amount of Your Lifetime Benefit Payment.

THRESHOLD PAYMENT

Your Threshold Payment is equal to [4%] multiplied by Your then current Payment Base. Your Threshold Payment will cease on the Lifetime Income Eligibility Date whereupon Lifetime Benefit Payments will be available to You.

Your Threshold Payment will be set on the Your Rider Effective Date and may thereafter reset based upon any or all of the following events:

    a)  On the Contract Anniversary;
    b) When a subsequent Premium Payment has been made (provided that such Premium Payment does not cause the Payment Base to exceed [$5,000,000];
    c)  When a Transfer from Other Account(s) has been made;
    d) When a Partial Surrender or a Transfer to Other Account(s) has been made; and/or
    e)  When there is a change in the Covered Life or Spousal Continuation.

If Your Threshold Payment on Your most recent Contract Anniversary exceeds Your Annual Withdrawal Amount, if applicable, We will waive applicable Contingent Deferred Sales Charges up to the amount of Your Threshold Payment.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
                                                                     V0C422.FRM

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TRANSFER LIMIT

The Transfer Limit is used to determine the change in the Payment Base and Bonus Base following a Transfer to Other Account(s) in any Contract Year. The Transfer Limit will equal Your applicable Withdrawal Percentage multiplied by Your then current Payment Base. The terms of this rider shall prevail in the event of a conflict between the terms of this rider and any other concurrent rider with respect to the Transfer Limit.

Your Transfer Limit will be set and reset under the following circumstances:

    a)  On the Rider Effective Date;
    b)  On the Contract Anniversary;
    c) When a subsequent Premium Payment has been made (provided that such Premium Payment does not cause the Payment Base to exceed [$5,000,000];
    d)  When a Transfer to Other Account(s) has been made;
    e)  When a Transfer from Other Account(s) has been made;
    f) On the birthday where the oldest Covered Life has attained an age that results in a new Age Band; and/or
    g)  When there is a change in the Covered Life or Spousal Continuation.

PARTIAL SURRENDERS & TRANSFERS

Your Payment Base may be reduced by Partial Surrenders and/or Transfer(s) to Other Account(s) based on the circumstances described below:

1. Prior to the Lifetime Income Eligibility Date:

    a) For cumulative Partial Surrenders during each Contract Year that are equal to or less than the Threshold Payment, Your Payment Base will be reduced on a dollar-for- dollar basis.

    b) For any Partial Surrender that first causes cumulative Partial Surrenders during the Contract Year to exceed the Threshold Payment, the adjustment is the dollar amount of the Partial Surrender that does not exceed the Threshold Payment. For the portion of the Partial Surrender that exceeds the Threshold Payment, We will reduce Your Payment Base by the following factor:

            1 -  (A/(B-C)) where:

                A   =   The amount of the Partial Surrender during the Contract
                        Year in excess of the Threshold Payment;
                B   =   Contract Value immediately prior to the Partial
                        Surrender; and
                C   =   The Threshold Payment, less any prior Partial
                        Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

    c) For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the Threshold Payment, We will reduce Your Payment Base by the following factor:

            1 -  (A/B) where:

                A   =   The amount of the Partial Surrender; and
                B   =   Contract Value immediately prior to the Partial
                        Surrender.

    d) Any remaining available Threshold Payment during a Contract Year may not be carried over to future Contract Years.

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    e)  For cumulative Transfers to Other Account(s) during each Contract Year that are equal to or less than the Transfer Limit, Your Payment Base will be reduced on a dollar-for-dollar basis.

    f) For any Transfer to Other Account(s) that first causes cumulative Transfers to Other Account(s) during the Contract Year to exceed the Transfer Limit, the adjustment is the dollar amount of the Transfer to Other Account(s) that does not exceed the Transfer Limit. For the portion of the Transfer to Other Account(s) that exceeds the Transfer Limit, We will reduce Your Payment Base by the following factor:

            1 -  (A/(B-C)) where:

                  A   =   The amount of the Transfer to Other Account(s) during
                          the Contract Year in excess of the Transfer Limit;
                  B   =   Contract Value immediately prior to the Transfer to
                          Other Account(s); and
                  C   =   The Transfer Limit, less any prior Transfers to Other
                          Account(s) during the Contract Year. If C results in a negative number, C becomes zero.

    g) For any additional Transfers to Other Account(s) during each Contract Year, where the sum of all prior Transfers to Other Account(s) exceed the Transfer Limit, We will reduce Your Payment Base by the following factor:

            1 -  (A/B) where:

                  A   =   The amount of the Transfer to Other Account(s); and
                  B   =   Contract Value immediately prior to the Transfer to
                          Other Account(s).

    h) Any remaining available Transfer Limit during a Contract Year may not be carried over to future Contract Years.

  2. After the Lifetime Income Eligibility Date:

    a) For cumulative Partial Surrenders during each Contract Year that are equal to or less than the Lifetime Benefit Payment, Your Payment Base will not be reduced.

    b) For cumulative Partial Surrenders during the Contract Year that exceed the Lifetime Benefit Payment that were paid under Our automatic income program to satisfy the Required Minimum Distribution (RMD) requirements imposed by federal law, Your Payment Base will not be reduced.

    c) For any Partial Surrender that first causes the cumulative Partial Surrenders in a Contract Year to exceed the Lifetime Benefit Payment, and the RMD exception above does not apply, We will reduce Your Payment Base by the following factor with respect to that portion of Your Partial Surrender that exceeds the current Lifetime Benefit Payment:

            1 -  (A/(B-C)) where:

                  A   =   The amount of the Partial Surrender(s) during the
                          Contract Year in excess of the current Lifetime
                          Benefit Payment;
                  B   =   Contract Value immediately prior to the Partial
                          Surrender(s); and
                  C   =   The current Lifetime Benefit Payment, less any prior
                          Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
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    d)  For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the current Lifetime Benefit Payment, We will reduce Your Payment Base by the following factor:

            1 -  (A/B) where:

                A   =   The amount of the Partial Surrender(s); and
                B   =   Contract Value immediately prior to the Partial
                        Surrender(s).

    e) Any remaining available Lifetime Benefit Payment during a Contract Year may not be carried over to future Contract Years.

    f) For cumulative Transfers to Other Account(s) during each Contract Year that are equal to or less than the Transfer Limit, Your Payment Base will be reduced on a dollar-for-dollar basis.

    g) For any Transfer to Other Account(s) that first causes cumulative Transfers to Other Account(s) during the Contract Year to exceed the Transfer Limit, the adjustment is the dollar amount of the Transfer to Other Account(s) that does not exceed the Transfer Limit. For the portion of the Transfer to Other Account(s) that exceeds the Transfer Limit, We will reduce Your Payment Base by the following factor:

            1 -  (A/(B-C)) where:

                A   =   The amount of the Transfer to Other Account(s) during
                        the Contract Year in excess of the Transfer Limit;
                B   =   Contract Value immediately prior to the Transfer to
                        Other Account(s); and
                C   =   The Transfer Limit, less any prior Transfers to Other
                        Account(s) during the Contract Year. If C results in a negative number, C becomes zero.

    h) For any additional Transfers to Other Account(s) during each Contract Year, where the sum of all prior Transfers to Other Account(s) exceed the Transfer Limit, We will reduce Your Payment Base by the following factor:

            1 -  (A/B) where:

                A   =   The amount of the Transfer to Other Account(s); and
                B   =   Contract Value immediately prior to the Transfer to
                        Other Account(s).

    i) Any remaining available Transfer Limit during a Contract Year may not be carried over to future Contract Years.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
                                                                     VOC425.FRM

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SPOUSAL CONTINUATION

The following are the effects of a Covered Life change if Your spouse continues the Contract under the "Spouse Beneficiary" provision of the Contract, if applicable:

  The Covered Life will be re-determined on the date of the Spousal
  Continuation.

        1. If the age of the new Covered Life is greater than the Maximum Rider Issue Age on the effective Valuation Day of the Spousal Continuation, We will terminate this rider. The Rider Charge will not be assessed on the termination date and will no longer be assessed thereafter.

        2. If the age of the new Covered Life is less than or equal to the Maximum Rider Issue Age on the effective Valuation Day of the Spousal Continuation, then either of the below will apply as follows:

             a) If this rider is not currently available for sale, We will terminate this rider. The Rider Charge will not be assessed on the termination date and will no longer be assessed thereafter; or

             b) If this rider is currently available for sale, We will continue the then existing rider with respect to all benefits, at the Rider Charge that is then currently being assessed. The following actions shall also take place:

                    i) The Payment Base and the Bonus Base will be set equal to the Contract Value on the effective Valuation Day of the Spousal Continuation.

                    ii) The Deferral Bonus feature will continue, if applicable.

                    iii) The Bonus Period will not reset; the Bonus Period will continue uninterrupted.

                    iv) The Lifetime Benefit Payment, Threshold Payment, if applicable; the Transfer Limit, if applicable; and Withdrawal Percentage will be recalculated on the effective Valuation Day of the Spousal Continuation based on the oldest Covered Life's attained age on the effective Valuation Day of the Spousal Continuation. The Lifetime Benefit Payment, Threshold Payment, and Transfer Limit, if applicable, will be equal to the Payment Base as of the trade date of the Spousal Continuation multiplied by the WP. The full amount of the recalculated Lifetime Benefit Payment, or Threshold Payment, and Transfer Limit, will be available for the remainder of the Contract Year.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
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COVERED LIFE CHANGE

Any Contract change which causes a change in the Covered Life may result in the recalculation or termination of the benefits provided under this rider. The following are the effects of a change in a Covered Life:

       1. If the attained age of the oldest Covered Life on the effective Valuation Day of the Covered Life change is greater than the Maximum Rider Issue Age, We will terminate this rider. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

       2. If the attained age of the oldest Covered Life on the effective Valuation Day of the Covered Life change is less than or equal to the Maximum Rider Issue Age, the following options apply:

            a) Covered Life changes within the first [6] months from the Contract Issue Date will have no impact on the Payment Base or the Bonus Base. The Lifetime Benefit Payment, Threshold Payment, if applicable, Withdrawal Percentage, and Transfer Limit will be recalculated using the oldest Covered Life's attained age on the effective Valuation Day of the Covered Life change.

            b) Covered Life changes after the first [6] months from the Contract Issue Date will cause a recalculation of the rider benefits as follows:

                  (i) If this rider is not currently available for sale, We will terminate this rider. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

                  (ii) If this rider is currently available for sale, We will continue the then existing rider with respect to all benefits at the Rider Charge that is then currently being assessed.

          The Payment Base will be recalculated to the lesser of the Contract Value or the Payment Base on the effective Valuation Day of the Covered Life change.

          The Bonus Base will be recalculated to the lesser of the Contract Value or the Bonus Base on the effective Valuation Day of the Covered Life change, if applicable. If a Partial Surrender had been taken or there had been a Transfer to Other Account(s) prior to the date of the Covered Life change, the Deferral Bonus feature will no longer apply.

          The Lifetime Benefit Payment, Threshold Payment, if applicable; the Transfer Limit, if applicable; and the Withdrawal Percentage will be recalculated on the date of the Covered Life Change based on the oldest Covered Life's attained age on the effective Valuation Day of the change. The Lifetime Benefit Payment, the Threshold Payment, and Transfer Limit, if applicable, will be equal to the Payment Base as of the effective Valuation Date of the Covered Life Change multiplied by the WP.

If after the above resets, the new Lifetime Benefit Payment, Threshold Payment, as applicable, or Transfer Limit exceeds the sum of prior withdrawals or Transfer(s) to Other Account(s) made during that Contract Year, the difference between these amounts will be available and applicable for the remainder of that Contract Year.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
                                                                     V0C427.FRM

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INVESTMENT RESTRICTIONS

You must continuously comply with the following investment restrictions (Investment Restrictions) in order to receive rider benefits.

       1. Unless We agree otherwise, You must invest, reinvest and rebalance Your Contract Value (including future investments) within an approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s) approved and designated by Us that correspond with the rider version chosen on the Rider Effective Date, as the same may be amended, replaced or substituted from time to time by Us in our sole discretion.

       2. We reserve the right to add, replace or substitute approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s). We reserve the right to remove, close or restrict any approved asset allocation model(s), investment program(s), Sub-Account(s), investment program(s) or Other Account(s) to new or subsequent investments.

       3. Any failure or refusal to promptly invest, maintain, reallocate and/or reinvest Your Contract Value within an approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s), as the same may be amended, replaced or substituted from time to time, shall be deemed to be a violation of these Investment Restrictions unless waived by Us in our sole discretion. For the purposes of the foregoing, "promptly" shall mean [5] business days after posting notice of a directive to invest, maintain, reallocate and/or Contract Value as aforesaid.

       4. Any and all Sub-Account transfers required to ensure Your compliance with these Investment Restrictions shall not be used in determining the number of permissible transfers allowed during that Contract Year.

       5. If You violate any of the terms of these Investment Restrictions, including a refusal to reallocate Your investments as set forth above, We will assess a pro-rated share of the Rider Charge and will no longer assess a Rider Charge thereafter.

       6. Notwithstanding anything possibly to the contrary, in the event of a conflict between these Investment Restrictions and those imposed by any other rider, the Investment Restrictions described in this rider shall prevail.

       7. By electing the rider, You hereby irrevocably agree and consent to Our sharing with Our affiliates and designees personal data regarding Your elections hereunder, including, but not limited to, Your Contract Value, asset allocation model, investment program, partial surrenders, and lapsation data. You direct Us to share any such data to the extent that We believe necessary or desirable for Us to do so in order for Us or an affiliate or designee of Ours to properly to manage any of our guarantee obligations or any Sub-Account available hereunder.

       8. Notwithstanding anything to the contrary within Your Contract, You must obtain Our prior approval to make any Premium Payments after the [1st] Contract Anniversary after the Rider Effective Date. Notwithstanding anything possibly to the contrary within Your Contract, We will not accept any subsequent Premium Payments in excess of [$100,000] in the aggregate during any Contract Year without Our prior approval.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
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MINIMUM AMOUNT RULE

Prior to the Annuity Commencement Date, if (A) on any Contract Anniversary Your Contract Value, due to investment performance, is reduced below an amount equal to the greater of either (i) the Contract minimum rule stated under Your Contract or (ii) one of Your Lifetime Benefit Payments or such lower amount as We, in Our discretion, may establish; or (B) on any Valuation Day, as a result of a Partial Surrender, Your Contract Value is reduced below (x) an amount equal to the greater of the Contract minimum rule stated under Your Contract or (y) one of Your Lifetime Benefit Payments or such lower amount as We, in Our discretion, may establish, then:

       1. You must transfer Your remaining Contract Value to an asset allocation model(s), investment program(s), Sub-Account(s), fund of funds Sub-Account(s), or other investment option(s) approved by Us for purposes of the Minimum Amount Rule.

          a) One of the approved investment options, as described above, must be elected within [10] days from the date the minimum amount was reached.

          b) If We do not receive Your election within the above stated time frame, You will be deemed to have irrevocably authorized Us to move Your remaining Contract Value into the Money Market Sub-account, other investment option(s) approved by Us.

          c) If You choose not to participate in one of the approved investment options, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be fully terminated.

    2. Once the Contract Value is transferred to an approved investment option, the following rules will apply:

          a) You will receive Your then current Lifetime Benefit Payment, which will be equal to Your Lifetime Benefit Payment at the time Your Contract Value reduces below Our Minimum Amount Rules then in effect, at the frequency of Your choice and acceptable to Us.

          b) Ongoing Lifetime Benefit Payments will no longer reduce Your Contract Value.

          c) We will no longer accept subsequent Premium Payments or Transfer(s) from Other Account(s).

          d) We will waive the Annual Maintenance Fee and Rider Charge on Your Contract.

          e) Market increases on each Contract Anniversary will no longer apply.

After the transfer of the Contract Value due to the Minimum Amount Rules above, if cumulative partial Surrenders within a Contract Year are requested in excess of the Lifetime Benefit Payment, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be terminated.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
                                                                     V0C429.FRM

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REVOCATION/TERMINATION

You may not revoke this rider. We may terminate this rider based on the following events or circumstances:

      (a) Upon the Rider Maturity Date;
      (b) You assign the Contract or any of Your rights;
      (c) You or any subsequent Covered Life violate the Issuance Rules;
      (d) You violate the Investment Restrictions;
      (e) Your Contract Value falls below our Minimum Amount Rule;
      (f) You violate the terms of the Contract or any other rider;
      (g) You ask for a change of Covered Life in violation of the rider's restrictions;
      (h) You ask for Spousal Continuation in violation of the rider's restrictions;
      (i) There is a full surrender of your Contract; and/or
      (j) A death benefit becomes payable on Your Contract.

If We terminate this rider, it cannot be re-elected by You with another Covered Life.

On the date this rider is terminated, a prorated portion of this Rider Charge will be assessed, and will no longer be assessed thereafter if events (a) through (h) occur. You are not entitled to any cash surrender value associated with this rider upon termination of this rider.

CONTRACT AGGREGATION

For purposes of determining the guaranteed benefits under this rider, We reserve the right to treat one or more deferred variable annuity contracts issued by Us (or Our affiliates) to You with this rider attached as one contract.

ISSUANCE RULES

The issuance of this rider is subject to the terms specified in the Covered Life definition on page 1 of this rider.

This rider is not available if any Covered Life is older than the Maximum Rider Issue Age on the Rider Effective Date.

You must elect an optional guaranteed minimum death benefit then issued by Us in order to select this rider. A termination of any such guaranteed minimum death benefit rider shall be considered to be a termination of this rider.

If the Rider Effective Date is after the Contract Issue Date, then the period between the Rider Effective Date and Your next Contract Anniversary will constitute a Contract Year.

ANNUITY COMMENCEMENT DATE

At the Annuity Commencement Date, the Contract may be annuitized under Our standard annuitization rules or the payment of the Lifetime Benefit Payment or Threshold Payment, as the case may be, may continue under the Life Annuity option. The Contract Value need not be below Our Minimum Amount Rules at the Annuity Commencement Date for the Contract Owner(s) to select the Life Annuity option.

ASSIGNMENT

Notwithstanding anything herein or within Your Contract possibly to the contrary, neither the Contract (including this rider) nor any of Your rights and benefits hereunder may be assigned, pledged or securitized.

HL-GMWBSP-11                                                   PRINTED IN U.S.A
                                                                     V0C430.FRM

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RIDER CHARGE

The Rider Charge will never be less than the minimum Rider Charge of [0.50%] nor exceed the maximum Rider Charge of [3.00%]. The Rider Charge will be assessed on each Contract Anniversary based on Your Payment Base. The Rider Charge may increase or decrease each Contract Anniversary beginning with the first Contract Anniversary subject to the limitations above. The Rider Charge will be deducted on a prorated basis from the Sub-Account(s). If We increase the Rider Charge, We may allow You to refuse to accept the increase and waive Your future Market Increases and/or Deferral Bonus(es), if applicable.

If the Rider Effective Date is after the Contract Issue Date, the period between the Rider Effective Date and the next Contract Anniversary will constitute the first Contract Year. The charge for this Contract Year will be prorated based on the number of days between the Rider Effective Date and the next Contract Anniversary.

If this rider is terminated on any date other than the Contract Anniversary, We will deduct a prorated portion of the Rider Charge from Your Contract Value from the amount otherwise payable as stated in the Revocation/Termination section of this rider. The prorated portion of the Rider Charge is equal to the Rider Charge percentage multiplied by the Payment Base prior to the revocation or termination, multiplied by the number of days since the last Contract Anniversary, divided by 365.

The Rider Charge will no longer be assessed upon any of the following events:

     (a) the Rider Maturity Date;
     (b) the Annuity Commencement Date; or
     (c) upon the death of a Covered Life or Annuitant.

Signed for HARTFORD LIFE INSURANCE COMPANY

     [ /s/ David N. Levenson           /s/ Donald C. Hunt
     --------------------------------  --------------------------------
     DAVID N. LEVENSON, PRESIDENT      DONALD C. HUNT, SECRETARY ]

HL-GMWBSP-11                                                   PRINTED IN U.S.A
                                                                     V0C431.FRM

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